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                                                                  EXHIBIT 10.105

                        COUNTRYWIDE FINANCIAL CORPORATION

                                PERFORMANCE BASED
                           RESTRICTED STOCK AGREEMENT

      This Restricted Stock Agreement ("Agreement"), made as of [Insert Date] (the "Grant Date"), between COUNTRYWIDE FINANCIAL CORPORATION, a Delaware corporation (the "Company"), and you (the "Award Holder").

      In accordance with the Countrywide Financial Corporation 2000 Equity Incentive Plan (the "EIP"), the Company has awarded the Award Holder the number of shares of common stock as described in the Restricted Stock Statement linked electronically hereto (the "Restricted Stock") upon the terms and conditions described in this Agreement and the EIP (the "Award"). Capitalized terms not defined herein shall have the meaning ascribed to them in the EIP.

      GRANT OF RESTRICTED STOCK. This Agreement evidences the Company's grant to the Award Holder, on the Grant Date, of Restricted Stock, subject to the provisions of this Agreement and the EIP. The number of shares of Restricted Stock shall be subject to adjustment as provided in Section 5 hereof. The Restricted Stock will be maintained on deposit with the Company or its agent.

1.    RELEASE OR FORFEITURE OF THE RESTRICTED STOCK.

      (a) Subject to paragraph (b) below, if (i) the Award Holder remains employed by the Company as of the dates set forth below (the "Release Dates") and (ii) the Earnings Per Share ("EPS") goals of the Company have been attained pursuant to the following schedule, then, as of the close of business on such dates, the Company shall release to the Award Holder the percentage of the Restricted Stock set forth opposite such dates:

RELEASE                 CUMULATIVE PERCENTAGE OF
DATES*                  RESTRICTED SHARES RELEASED              CUMULATIVE EPS GOALS
--------------        ----------------------------        -------------------------------
April 10, 2005                    33%                        $6.00 (EPS for 2004 only)
April 10, 2006                    66%                     $13.00 (EPS for 2004 plus 2005)
April 10, 2007                   100%                     $20.00 (EPS for 2004, 2005 plus
                                                                     2006)
April 10, 2008        Remaining Shares Not Released          $27.00 (EPS for 2004, 2005,
                                                                2006 plus 2007)

*provided Cumulative EPS Goals are achieved

The Release Date shall be October 10, 2008 whether or not the Cumulative EPS Goals have been achieved.

      (b) If the Award Holder does not remain employed by the Company, for any reason, through the applicable Release Date, whether or not the Cumulative EPS Goal has

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            been achieved, the Award Holder shall forfeit all right, title and interest in and to that portion of Restricted Stock which have not been released as of the date of termination of employment with the Company. In the event the Award Holder's employment terminates, other than as a result of death or Cause, and the Award Holder returns to employment with the Company within three (3) months after the termination, the termination will have no effect on the Award and the Award Holder shall have the same number of shares and the same Release Dates as set forth in this Agreement;

      (c) In the event of a Change in Control, the Restricted Stock which have not previously been released to the Award Holder shall be released to the Award Holder, and no longer be subject to forfeiture, as of the date of such event or such termination.

2. NON-TRANSFERABILITY OF RESTRICTED STOCK. Until such time as a share of Restricted Stock is released, as provided in paragraph 2 hereof, the Award Holder shall not sell, assign, transfer, pledge, hypothecate, mortgage, encumber or dispose of any such Restricted Stock except that all or any of the Restricted Stock may be transferred by will or the laws of decent and distribution, by Beneficiary Designation or pursuant to a qualified domestic relations order.

3. SECURITIES LAWS. The Award Holder acknowledges that certain restrictions under state or federal securities laws may apply with respect to the Restricted Stock granted pursuant to this Award, even after they have been released to the Award Holder. Specifically, the Award Holder acknowledges that, to the extent he or she is an "affiliate" of the Company (as that term is defined by the Securities Act of 1933), the Restricted Stock granted pursuant to this Award are subject to certain trading restrictions under applicable securities laws (including particularly the Securities and Exchange Commission's Rule 144). Award Holder hereby agrees to execute such documents and take such actions as the Company may reasonably require with respect to state and federal securities laws and any restrictions on the resale of such shares which may pertain under such laws.

4. LEGEND. Each certificate evidencing any of the shares of Restricted Stock shall bear a legend substantially as follows:

            "The shares represented by this certificate are subject to restrictions on transfer and may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of except in accordance with and subject to all of the terms and conditions of a certain Restricted Stock Agreement dated as of April 1, 2004, and the Countrywide Financial Corporation 2000 Equity Incentive Plan copies of which the Company will furnish to the holder of this certificate upon request without charge."

5. ADJUSTMENT. In the event of a Change in Capitalization (as hereinafter defined), the number of shares of Restricted Stock granted hereunder shall be appropriately and equitably adjusted. For purposes hereof, "Change in Capitalization" shall mean any increase or reduction in the number of shares of Common Stock outstanding, or any exchange of Common Stock for a different number or kind of shares or other securities of the Company by reason of a reclassification, recapitalization, merger, consolidation, reorganization, stock dividend, stock split or reverse stock split, combination or exchange of shares or similar event. If by reason of a Change in Capitalization, the Award Holder shall be entitled to new, additional or different shares of

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      Common Stock or securities, such new, additional or different shares shall thereupon be subject to all of the conditions which were applicable to the Restricted Shares prior to such Change in Capitalization.

6. DESIGNATION OF BENEFICIARY. The Award Holder may file with the Company a written designation of a beneficiary or beneficiaries under this Agreement and may from time to time revoke or amend any such designation. Any designation of a beneficiary under this Agreement shall be controlling over any other disposition, testamentary or otherwise, provided, however, that if the Company is in doubt as to the entitlement of any such beneficiary to any shares of Restricted Stock, the Company may determine to recognize only the legal representative of the Award Holder in which case the Company shall not be under any further liability to anyone.

7. STOCKHOLDER RIGHTS. During the period that any shares of Restricted Stock remain subject to forfeiture under Section 1 hereof, the Award Holder shall retain all rights of a stockholder of the Company with respect to such shares, including the right to vote such shares and the right to receive dividends paid in respect of such shares.

8. WITHHOLDING. The Company shall have the right to require the Award Holder (or if applicable, permitted assigns, heirs or Beneficiaries) to remit to the Company an amount sufficient to satisfy any tax requirements prior to the delivery of any certificate or certificates for Restricted Shares under this Agreement. All or a portion of the taxes required to be withheld in connection with the lapse of restrictions on an Award may be paid by withholding shares to be delivered to the Award Holder pursuant to an Award.

9. NO RIGHT TO 83(b) ELECTION. The Award Holder shall have no right to file an Internal Revenue Code section 83(b) election in connection with this Award. In the event the Award Holder files such election, this Restricted Stock Agreement shall become null and void and the Award shall be immediately forfeited.

10. NOTICES. Any notice to be given under the terms of this Agreement shall be in writing and addressed to the Company at its principal office in Calabasas, California, and to the Award Holder at the address of the Award Holder on file with the Company, or which the Award Holder may hereafter designate in writing.

      IN WITNESS WHEREOF, by clicking the Accept Button below, the Award Holder acknowledges acceptance of the terms and conditions of this Agreement.

                                Yes, I do accept
                   (Click here to view grant information. Use
                 your "Time and Attendance" password to log in).

                               No, I do not accept
                If you do not accept, your grant will be voided.

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